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                                                                  Exhibit (j)(5)

                               CONSENT OF COUNSEL

We hereby consent to the use of our name and the reference to our firm in the section entitled "Counsel" in the Statement of Information included in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A of Armada Funds. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                       /s/ Dickinson Wright PLLC

Dated: September 27, 2000                            Dickinson Wright PLLC